Exhibit 3.1


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3437708


(illegible)
-------------------
Examiner                 THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512
(illegible)
--------------
Name                    RESTATED ARTICLES OF ORGANIZATION
Approved             (GENERAL LAWS, CHAPTER 156B, Section 74)


         We, Stephen B. Lawson, President, and John S. Burnett, Clerk, of CCBT Bancorp, Inc., located at 307 Main Street, Hyannis, MA 02601, do hereby certify that these Articles of Amendment affecting articles numbered: Article I of the Articles of Organization were duly adopted at a meeting held on July 15, 1999, by vote of: 6,348,130.589 shares of Common stock of 8,957,564 shares outstanding, being at least two-thirds of each type, class or series outstanding and entitled to vote thereon:


                                    ARTICLE I

The exact name of the corporation is:

                         CCBT FINANCIAL COMPANIES, INC.


                                   ARTICLE II

The purpose of the corporation is to engage in the following business activities:

A.       To acquire,  invest in or hold stock in any subsidiary  permitted under
         (i) the Bank Holding Company Act of 1956, and (ii) Massachusetts General Laws, Chapter 167, as such statutes may be amended from time to time, and to engage in any other activity or enterprise permitted to a bank holding company under said statutes or other applicable law.

B. To buy, sell, invest in, hold and deal in property of every nature and description, real and personal, tangible and intangible, permissible for such a corporation.

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

C. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraphs.

                                  ARTICLE III

         State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

--------------------------------------------------------------------------------

    WITHOUT PAR VALUE                 WITH PAR VALUE
--------------------------------------------------------------------------------
TYPE     NUMBER OF SHARES        TYPE     NUMBER OF SHARES      PAR VALUE
--------------------------------------------------------------------------------
Common:          0                Common:  12,000,000      $1.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:       0                    Preferred:       0
--------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholder, or of any class of stockholders.

Please see attached Addendum A.

                      ADDENDA TO THE AMENDED AND RESTATED
                          ARTICLES OF ORGANIZATION OF
                               CCBT BANCORP, INC.

                                   Addendum A


                                 ARTICLE VI (A)

                      LIMITATION OF LIABILITY OF DIRECTORS

         A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

         B. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

                                 ARTICLE VI (B)

                   STOCKHOLDER VOTE REQUIRED FOR AMENDMENT OF
                            ARTICLES OF ORGANIZATION

         These Articles may be amended at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment by holders of voting stock, voting together as a single class.

                                 ARTICLE VI (C)

               STOCKHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

Whenever  any  vote  of the  stockholders  of the  Corporation  is  required  by applicable law to approve any (i) sale, lease or exchange of all or substantially all of the property or assets, including goodwill, of the Corporation or (ii) merger or consolidation of the Corporation with or into any another corporation, such approval shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast on such sale, lease or exchange, or merger or consolidation, by holders of voting stock, voting together as a single class, at any annual meeting of stockholders or special meeting of stockholders called for such purpose; provided, however, that if the Board of Directors recommends that stockholders approve such sale, lease or exchange, or merger or consolidation, at such meeting of stockholders, such approval shall require the affirmative vote of a majority of the total votes eligible to be cast on such sale, lease or exchange, or merger or consolidation, by holders of voting stock, voting together as a single class.

                                   Addendum B
                                   ----------


                                                             Post Office
     Name                          Residence                  Address
     ----                          ---------                  -------

President:  Stephen B. Lawson      218 Willow Street          Same
                                   West Barnstable, MA 02668

Treasurer:  Noal D. Reid           156 Blue Rock Road         Same
                                   South Yarmouth, MA 02664

Clerk:      John S. Burnett        14 Madison Avenue          Same
                                   Centerville, MA 02632
Directors:

Class I     Mr. William C. Snow    24 Gibson Road             P.O. Box 355
                                   Orleans, MA 02653          Orleans,  MA 02653


            Mr.George D. Denmark   29 Depot Road              P.O. Box 92
                                   Cataumet, MA 02534         Cataumet, MA 02534


Class II    Mr. Stephen B. Lawson  218 Willow Street          Same
                                   West Barnstable,
                                   MA 02668


            Mr. Palmer Davenport   177 Uncle Barney's Road    P.O. Box 218
                                   West Dennis, MA 02670      West Dennis, MA 02670


Class III   Mr. John F. Aylmer     119 Tern Lane              Same
                                   Centerville, MA 02632

            Mr. John Otis Drew     39 Sea Marsh Road          Same
                                   Centerville, MA 02632

                                 ARTICLE VII
                                   -----------

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

         307 Main Street, Hyannis, Massachusetts 02601

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                                                                    POST OFFICE
                 NAME                RESIDENTIAL ADDRESS              ADDRESS

President:   Stephen B. Lawson       218 Willow Street
                                     West Barnstable, MA 02630          Same

Treasurer:   Noal D. Reid            156 Blue Rock Road
                                     South Yarmouth, MA 02664           Same

Clerk:       John S. Burnett         14 Madison Avenue
                                     Centerville, MA 02632              Same

Directors:   SEE ADDENDUM B

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is: John S. Burnett, Clerk

         307 Main Street, Hyannis, Massachusetts 02601

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

Article VI changed. There is now an attached Addendum A which contains 3 additional provisions dealing with limitation of liability of directors, stockholder vote required for amendment of the Articles of Organization, and stockholder vote required for certain transactions.

SIGNED UNDER THE PENALTIES OF PERJURY, this 20 day of August, 1999.

/s/ Stephen B. Lawson
--------------------------------
    Stephen B. Lawson, President

/s/ John S. Burnett
--------------------------------
    John S. Burnett, Clerk

IDENTIFICATION NO. 04-3437708


(illegible)
-------------------
Examiner                   THE COMMONWEALTH OF MASSACHUSETTS

                           WILLIAM FRANCIS GALVIN
                           Secretary of the Commonwealth
                           One Ashburton Place, Boston,
                           Massachusetts 02108-1512
(illegible)
--------------
Name                       ARTICLES OF AMENDMENT
Approved                   (GENERAL LAWS, CHAPTER 156B, Section 72)


         We, Stephen B. Lawson, President, and John S. Burnett, Clerk, of CCBT Bancorp, Inc., located at 307 Main Street, Hyannis, MA 02601, do hereby certify that these Articles of Amendment affecting articles numbered: Article I of the Articles of Organization were duly adopted at a meeting held on July 15, 1999, by vote of:

6,348,130.589 shares of Common Stock of 8,957,564 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon: To amend the Restated Articles of Organization as follows:

                                    Article I

         The name of the corporation is: CCBT Financial Companies, Inc.



The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _____________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 21 day of September, 1999.

/s/ Stephen B. Lawson
--------------------------------
    Stephen B. Lawson, President


/s/ John S. Burnett
--------------------------
    John S. Burnett, Clerk
                                       8